SECURITY AGREEMENT
By
BARINGS BDC SENIOR FUNDING I, LLC,
as Pledgor
and
BANK OF AMERICA, N.A.,
as Administrative Agent on behalf of the Secured Parties
______________________
Dated as of August 3, 2018

TABLE OF CONTENTS

		Page
PREAMBLE		1
RECITALS		1
AGREEMENT		2
ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1	DEFINITIONS	4
SECTION 1.2	INTERPRETATION	7
SECTION 1.3	RESOLUTION OF DRAFTING AMBIGUITIES	7

ARTICLE II
GRANT OF SECURITY AND OBLIGATIONS
SECTION 2.1	GRANT OF SECURITY INTEREST	7
SECTION 2.2	FILINGS	8

ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF COLLATERAL
SECTION 3.1	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	9
SECTION 3.2	OTHER ACTIONS	9
SECTION 3.3	SUPPLEMENTS; FURTHER ASSURANCES	10

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1	TITLE	11
SECTION 4.2	VALIDITY OF SECURITY INTEREST	11
SECTION 4.3	DEFENSE OF CLAIMS; TRANSFERABILITY OF COLLATERAL	12
SECTION 4.4	OTHER FINANCING STATEMENTS	12
SECTION 4.5	CONSENTS, ETC.	12

ARTICLE V
TRANSFERS
SECTION 5.1	TRANSFERS OF COLLATERAL	13

ARTICLE VI
REMEDIES
SECTION 6.1	REMEDIES	13
SECTION 6.2	NOTICE OF SALE	17
SECTION 6.3	WAIVER OF NOTICE AND CLAIMS	17
SECTION 6.4	NO WAIVER; CUMULATIVE REMEDIES	18

SECURITY AGREEMENT
This SECURITY AGREEMENT dated as of August 3, 2018 (as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by BARINGS BDC SENIOR FUNDING I, LLC, a Delaware limited liability company (the “Borrower” or the “Pledgor”), as pledgor, assignor and debtor, in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).
R E C I T A L S :
A.    The Borrower, the Administrative Agent, and the Lenders have, in connection with the execution and delivery of this Agreement and the Collateral Administration Agreement (defined below), entered into that certain credit agreement, dated as of even date herewith (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement).
B.    The Borrower, the Administrative Agent and State Street Bank and Trust Company (the “Collateral Administrator”), have, in connection with the execution and delivery of this Agreement and the Credit Agreement, entered into that certain collateral administration agreement, dated as of even date herewith (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Administration Agreement”).
C.    This Agreement is given by the Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.
D.    It is a condition to the obligations of the Lenders to make Loans under the Credit Agreement that the Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.1.    Definitions.
(a)    Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement or, if not defined therein, in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
“Accounts”; “Bank”; “Chattel Paper”; “Deposit Account”, “Documents” “Entitlement Order”; “Financial Asset”; “General Intangibles”; “Investment Property”; “Letter-of-Credit Rights”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement” and “Supporting Obligations”.
(b)    Section 1.02 of the Credit Agreement shall apply herein mutatis mutandis.
(c)    The following terms shall have the following meanings:
“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Agreement” shall have the meaning assigned to such term in the Preamble hereof.
“Bid Disqualification Event” means in relation to any Person, the reasonable determination by the Administrative Agent that:
(i)    the relevant bid from such Person would not be bona fide, including, without limitation, due to (x) the insolvency of the bidder or (y) the inability, failure or refusal of the bidder to settle the purchase of the Collateral or portion thereof, as applicable, or otherwise settle transactions in the relevant market;
(ii)    an Event of Default has occurred and is continuing with respect to such person under the Credit Agreement; or
(iii)    the Administrative Agent would not be eligible to transact with such bidding party in accordance with its policies and procedures then in effect (consistently applied to similarly situated counterparties).
“Borrower” shall have the meaning assigned to such term in the Preamble hereof.
“Cash Collateral Account” shall mean the Deposit Account established and designated as such under the Collateral Administration Agreement.

“Collateral” shall have the meaning assigned to such term in Section 2.1.
“Collateral Account” shall mean each of the Securities Collateral Account and the Cash Collateral Account.
“Collateral Administration Agreement” shall have the meaning assigned to such term in Recital B.
“Collateral Administrator” shall have the meaning assigned to such term in Recital B.
“Continuing Event of Default” shall mean any Event of Default that has occurred and is continuing and has not been waived or cured in accordance with the provisions of the Credit Agreement. For the avoidance of doubt, any Event of Default that is not waived or cured prior to the exercise of remedies by the Administrative Agent under Section 8.02 of the Credit Agreement shall be a Continuing Event of Default, notwithstanding any subsequent cure.
“Contracts” shall mean, collectively, with respect to the Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between the Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Account, including any Financial Asset credited to such Securities Account, and any Security Entitlement, “control”, as such term is defined in Section 8 106 of the UCC
“Credit Agreement” shall have the meaning assigned to such term in Recital A.
“Deliver” shall have the meaning assigned to such term in the Collateral Administration Agreement.
“Distributions” shall mean, collectively, with respect to the Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Collateral Assets, from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Collateral.
“Election Notice” shall have the meaning assigned to such term in Section 6.5.
“Election Notice Deadline” shall have the meaning assigned to such term in Section 6.5.

“Excluded Property” shall mean (i) any lease, permit, license, property right, Contract, agreement or other document to which the Pledgor is a party or any of its rights or interests thereunder if and for so long as the grant of a security interest hereunder shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of the Pledgor therein or (b) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable requirements of any Laws or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, Contract, or agreement that does not result in any of the consequences specified in (a) or (b), including any Proceeds of such lease, license, Contract, or agreement and (ii) any asset to the extent that any requirement of applicable Laws prohibits the creation of a Lien thereon or requires the consent of any Governmental Authority that is not possible to obtain.
“Instruments” shall mean, collectively, with respect to the Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Notice of Exclusive Control” shall have the meaning assigned to such term in the Collateral Administration Agreement.
“Pledgor” shall have the meaning assigned to such term in the Preamble.
“ROFR Holder” shall mean each of the Investment Adviser, any of the Investment Adviser’s Affiliates, designees or assignees (other than the Pledgor or the Borrower Parent), and any assignee of the Pledgor (other than the Pledgor or the Borrower Parent); provided that ROFR Holder shall not include any Person with respect to which a Bid Disqualification Event is in effect on the relevant dates in Section 6.5.
“Sale Notice” shall have the meaning assigned to such term in Section 6.5.
“Secured Parties” shall mean the Lenders and the Administrative Agent.
“Securities Collateral Account” shall mean the Securities Account established and designated as such under the Collateral Administration Agreement.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of Law, any or all of the perfection or priority of the Administrative Agent’s and the Lenders’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
SECTION 1.2.    Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.
SECTION 1.3.    Resolution of Drafting Ambiguities. This Agreement has been negotiated by the parties hereto and jointly drafted and reviewed by the parties hereto and their respective counsel. Accordingly, each of the parties hereto expressly agrees that any legal or equitable principles of interpretation or construction that create a presumption, or require or permit the construction of this Agreement against the drafting party will not apply to any interpretation for construction of this Agreement.
ARTICLE II
GRANT OF SECURITY AND OBLIGATIONS
SECTION 2.1.    Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, the Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a Lien on and security interest in all of the right, title and interest of the Pledgor in, to and under all property of the Pledgor and in particular the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)	the Collateral Assets;

(ii)	all Instruments;

(iii)	all Investment Property, including all Securities Accounts and all Financial Assets;

(iv)	all General Intangibles, including, without limitation, all Payment Intangibles;

(v)	all Money and all Deposit Accounts;

(vi)	all Chattel Paper;

(vii)	all Letter-of-Credit Rights

(viii)	all Documents;

(ix)	all Supporting Obligations;

(x)	all books and Records relating to the Collateral;

(xi)	all Accounts;

(xii)	the Collateral Account;

(xiii)	all rights arising under the Investment Management Agreement and all other Loan Documents;

(xiv)
all Cash and Cash Equivalents (a) held in, or expressly required to be deposited into, the Collateral Account, or (b) received by the Administrative Agent or any Lender as a result of the exercise of remedies in accordance with the Loan Documents in respect of the Collateral Assets; provided that Cash and Cash Equivalents that would otherwise constitute Collateral pursuant to this clause (xiv) shall cease to be Collateral immediately and automatically upon their release from the Collateral Accounts pursuant to the terms of the Collateral Administration Agreement; and

(xv)
to the extent not covered by clauses (i) through (xiv) of this sentence, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

Notwithstanding the foregoing, the Lien and security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, and the component definitions thereof shall not include, any Excluded Property.
SECTION 2.2.    Filings. The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including the location of the Pledgor, whether the Pledgor is an organization, the type of organization of the Pledgor and any organizational identification number issued to the Pledgor. The Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent. Any financing statement filed by the Administrative Agent may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Pledgor or words of similar effect as being of an equal or lesser scope or with greater detail.
(a)    The Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements as described in Section 2.2(a) relating to the Collateral if filed prior to the date hereof; provided that, if the transactions contemplated by the Loan Documents are not consummated, the Administrative Agent shall file, at its own expense, such termination statements within three (3) Business Days as are necessary to terminate any such financing statements so filed.
ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL
SECTION 3.1.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each relevant governmental, municipal or other office. The Pledgor agrees that at its sole cost and expense, the Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest for so long as the Credit Agreement is in effect, subject only to, with respect to the Collateral Account, Permitted Collateral Administrator Liens (as defined in the Collateral Administration Agreement) and, with respect to all other Collateral, Permitted Liens.
SECTION 3.2.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, the Pledgor represents and warrants as follows and agrees, in each case at the Pledgor’s own expense, to take the following actions with respect to the following Collateral:
(a)    Instruments. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument, the Pledgor shall promptly Deliver the same to the Collateral Administrator pursuant to the Collateral Administration Agreement.
(b)    Deposit Accounts. As of the date hereof, the Pledgor has no Deposit Accounts other than the Cash Collateral Account. Subject only to Permitted Collateral Administrator Liens (as defined in the Collateral Administration Agreement), the Administrative Agent, so long as this Agreement is in effect, has a first priority security interest in each such Deposit Account, which security interest is perfected by Control. The Pledgor shall not hereafter establish and maintain any Deposit Account without the written consent of the Administrative Agent. The Administrative Agent agrees with the Pledgor that the Administrative Agent shall not issue a Notice of Exclusive Control or give any instructions directing the disposition of funds from time to time credited to any Deposit Account (other than with the consent of the Pledgor) unless an Event of Default has occurred and either (i) such Event of Default is continuing or (ii) the Administrative Agent has already issued a Notice of Exclusive Control; provided, however, that nothing in the foregoing shall restrict the Administrative Agent from delivering a BBD Notice under the Collateral Administration Agreement and requiring compliance with the provisions of the Collateral Administration Agreement in connection therewith. The Pledgor shall not grant Control of any Deposit Account to any Person other than the Administrative Agent; provided that nothing contained in this Section 3.2(b) shall release or relieve any Bank of its duties and obligations to the Pledgor or any other Person under applicable requirements of any Law.
(c)    Securities Accounts. (1) As of the date hereof, the Pledgor has no Securities Accounts other than the Securities Collateral Account. Subject only to Permitted Collateral Administrator Liens (as defined in the Collateral Administration Agreement), the Administrative Agent, so long as this Agreement is in effect, has a first priority security interest in the Securities Collateral Account, which security interest is perfected by Control. The Pledgor shall not hereafter establish and maintain any Securities Collateral Account with any Securities Intermediary without the written consent of the Administrative Agent. The Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and Deliver any and all cash and Investment Property received by it into the Securities Collateral Account or the Cash Collateral Account pursuant to the Collateral Administration Agreement. The Administrative Agent agrees with the Pledgor that the Administrative Agent shall not issue a Notice of Exclusive Control, give any Entitlement Orders or instructions or directions to any Securities Intermediary, unless an Event of Default has occurred and either (i) such Event of Default is continuing or (ii) the Administrative Agent has already issued a Notice of Exclusive Control; provided, however, that nothing in the foregoing shall restrict the Administrative Agent from delivering a BBD Notice under the Collateral Administration Agreement and requiring compliance with the provisions of the Collateral Administration Agreement in connection therewith. The Administrative Agent agrees that it will promptly rescind a Notice of Exclusive Control following the cure or waiver of any Event of Default that is not a Continuing Event of Default at the request of the Pledgor. The Pledgor shall not grant Control over any cash or Investment Property to any Person other than the Administrative Agent; provided that nothing contained in this Section 3.2(c) shall release or relieve any Securities Intermediary of its duties and obligations to the Pledgor or any other Person under any applicable requirements of any Law.
(ii)     As between the Administrative Agent and the Pledgor, the Pledgor shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, the Pledgor or any other Person.
SECTION 3.3.    Supplements; Further Assurances. The Pledgor shall, so long as this Agreement is in effect, at its sole and reasonable expense take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, notices, supplements, powers and instruments, lists, schedules, descriptions and designations of Collateral, invoices, confirmatory assignments, additional security agreements, conveyances, transfer endorsements, certificates, reports and other assurances, documents or instruments as the Administrative Agent may reasonably request from time to time, or otherwise as necessary or desirable in order to create, perfect, preserve or otherwise protect the security interest in the Collateral or any part thereof as provided herein and the rights and interests granted to the Administrative Agent hereunder and under the other Loan Documents, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder and under the other Loan Documents, including the filing of financing statements, continuation statements, amendments thereto and assignments thereof and other documents (including this Agreement) under the UCC (or other similar Laws) in any applicable jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by Law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. The Pledgor shall file and shall promptly pay the reasonable costs of, or incidental to, any recording or filing of any such financing or continuation statements concerning the Collateral.
Without limiting the generality of the foregoing, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
The Pledgor represents, warrants and covenants as follows:
SECTION 4.1.    Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement, the Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, other than Permitted Liens.
SECTION 4.2.    Validity of Security Interest.

(a)    The security interest in and Lien on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (ii) a perfected first priority security interest in all of the Collateral, prior to all other Liens on the Collateral subject only to, with respect to the Collateral Accounts, Permitted Collateral Administrator Liens (as defined in the Collateral Administration Agreement) and, with respect to all other Collateral, Permitted Liens.
(b)    With respect to each Collateral Asset, the pledge hereunder to the Administrative Agent for the benefit of the Secured Parties is permitted under the underlying documentation governing or relating to such Collateral Asset and creates a valid security interest that would be respected under the Law of each relevant jurisdiction.
SECTION 4.3.    Defense of Claims; Transferability of Collateral. Subject to Section 6.04 of the Credit Agreement, the Pledgor shall, at its own reasonable cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein, and Liens thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein adverse to the Administrative Agent or any other Lender, other than Permitted Liens. There is no agreement, order, judgment or decree, and the Pledgor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with the Pledgor’s obligations or the rights of the Administrative Agent hereunder. Upon Delivery of any Collateral as provided in the Collateral Administration Agreement, the Pledgor will have received all consents and approvals required by the terms of any item of Collateral for the Delivery of such Collateral to the Collateral Administrator, the grant of a security interest and Lien to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledgor’s interest and rights in such Collateral, and any exercise of the Administrative Agent’s rights and remedies hereunder.
SECTION 4.4.    Other Financing Statements. The Pledgor has not filed or authorized any third party to file and shall not file or authorize any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the Law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement. The Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the Law of any jurisdiction) relating to any Collateral, except in favor of the Administrative Agent pursuant to this Agreement.
SECTION 4.5.    Consents, etc. If during a Continuing Event of Default, the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in the Loan Documents and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, the Pledgor agrees to use its reasonable best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
ARTICLE V

TRANSFERS
SECTION 5.1.    Transfers of Collateral. The Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the Credit Agreement or the Collateral Administration Agreement.
ARTICLE VI

REMEDIES
SECTION 6.1.    Remedies.
(a)    During a Continuing Event of Default, the Administrative Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, to the fullest extent permitted by applicable Laws.
(i)    Personally, or by agents, nominees or attorneys, immediately take possession of the Collateral or any part thereof, from the Pledgor or any other Person who then has possession of any part thereof with or without notice or process of Law, and for that purpose may enter upon the Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain reasonably present at such premises for reasonable periods to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of the Pledgor.
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Pledgor, the Pledgor shall hold all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Administrative Agent.

(iii)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Pledgor constituting Collateral for application to the Obligations as provided in Article VII.
(iv)    Retain and apply the Distributions to the Obligations as provided in Article VII.
(v)    Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral.
(vi)    Sell, assign, give option or options to purchase or otherwise dispose of Collateral as provided in Section 6.1(b).
(vii)    Exercise all the rights and remedies of a secured party during a default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement.
(viii)    Deliver a Notice of Exclusive Control or any other instruction or Entitlement Order, to the Collateral Administration Agent and take any other action provided under the Loan Documents with respect to the Collateral.
(ix)    Prior to the disposition of the Collateral as provided in Section 6.1(b), hold, use, collect, receive, assemble, store, process, repair or recondition the Collateral, or any part thereof, or prepare the Collateral for such disposition, in each case in any manner to the extent the Administrative Agent deems appropriate for the purpose of preserving the Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Administrative Agent.
(b)    Sale of Collateral.
(i)    Subject to Section 6.5, without otherwise limiting the rights and remedies of a secured party on default under the UCC, during a Continuing Event of Default, the Administrative Agent may in its sole discretion, without demand of performance or other demand, presentment, protest, advertisement or notice (except as specified in Section 6.2), in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale or sales in the over-the-counter market, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best in its sole discretion, for cash or on credit or for future delivery without assumption of any credit risk. To the fullest extent permitted by applicable Law, the Administrative Agent or any other Lender or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of the Collateral or any part thereof payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given pursuant to Section 6.2 of this Agreement; provided that the Administrative Agent shall sell Collateral to one or more ROFR Holders if the requirements of Section 6.5 are satisfied. The Administrative Agent and each Lender shall have the right to advise any potential bidder of the existence or potential existence of a ROFR Holder with respect to such sale. The Administrative Agent may adjourn any such sale, whether public or private, or cause the same to be adjourned from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice or publication, be made at the time and place to which it was so adjourned. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Pledgor, which right or equity of redemption is hereby waived or released.
(ii)    The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim or modify any warranties of title or the like.
(iii)    The Pledgor recognizes that, by reason of certain prohibitions contained in Law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral under Section 6.1, to limit purchasers to those who meet the requirements of such Governmental Authority (“Purchaser Limitations”). The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner with respect to the Administrative Agent’s compliance with such Purchaser Limitations, and that, except as may be required by applicable Law, the Administrative Agent shall have no obligation to engage in public sales.
(iv)    The Pledgor shall use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Section 6.1 valid and binding and in compliance with any and all other requirements of applicable Law.
(v)    The Pledgor further agrees that a breach of any of the covenants contained in this Section 6.1(b) will cause irreparable injury to the Administrative Agent and the other Lenders, that the Administrative Agent and the other Lenders have no adequate remedy at Law in respect of such breach and, as a consequence, that, to the maximum extent permitted by applicable Law, each and every covenant contained in this Section 6.1(b) shall be specifically enforceable against the Pledgor, and, to the maximum extent permitted by applicable Law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
(vi)    The Pledgor agrees that the Administrative Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by the Administrative Agent pursuant to this Agreement. Subject to Section 6.5, the Administrative Agent may, in its commercially reasonable discretion, among other things, accept the first bid received, or decide to approach or not to approach any potential purchasers. The Pledgor hereby agrees that the Administrative Agent shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner and in accordance with applicable law, it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value, is customarily sold on a recognized market or is the subject of widely distributed standard price quotations. Without in any way limiting the Administrative Agent’s or Lenders’ right to conduct a foreclosure sale in any manner which is considered commercially reasonable, the Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered consistent with a commercially reasonable sale, and the Pledgor hereby irrevocably waives any right to contest the following provisions as inconsistent with a commercially reasonable sale:
(1)    the Administrative Agent or Lender conducts such foreclosure sale in the State of New York;
(2)    such foreclosure sale is conducted in accordance with the laws of the State of New York; and
(3)    not more than 30 days before, and not less than five Business Days in advance of such foreclosure sale, the Administrative Agent notifies the Pledgor at the address set forth in the Credit Agreement of the place of such foreclosure sale and time on or after which such foreclosure sale will occur, except for any Collateral that threatens to decline speedily in value, including, without limitation, securities, is of a type customarily sold on a recognized market or is the subject of widely distributed standard price quotations.
(c)    For purposes of Section 9-623 of the UCC a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied, cured or waived and the Obligations paid in full.
SECTION 6.2.    Notice of Sale. The Pledgor acknowledges and agrees (without limiting Section 6.1(b)(vi)) that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by Law, five Business Days’ prior written notice to the Pledgor of (i) the place of any public sale or private sale or other intended disposition is to take place and (ii) the time on or after which such public sale, private sale or other intended disposition is intended to occur shall be commercially reasonable notification of such matters and Pledgor agree that such notice constitutes a “reasonable authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. No notice need be given to the Pledgor if it has signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying any right to notice of sale or other intended disposition, subject, however to the remedies under Section 6.1. Notwithstanding anything to the contrary herein, the Pledgor agrees that except as provided in Section 6.1 or this Section 6.2, no other notice of sale or other disposition need be given to the Pledgor.
SECTION 6.3.    Waiver of Notice and Claims. The Pledgor hereby waives, to the fullest extent permitted by applicable Laws, notice of judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under Law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder, (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law and (iv) any claims against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder (in each case, except for any claims, damages and demands it may have against the Administrative Agent arising from the willful misconduct or gross negligence of the Administrative Agent), including by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if (subject to Section 6.5) the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.
SECTION 6.4.    No Waiver; Cumulative Remedies.
No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to (i) demand upon, or pursue or exhaust any of their rights or remedies against, the Pledgor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) look first to, enforce or exhaust any other security, collateral or guaranties, (iii) marshal the Collateral or any guarantee of the Obligations, or (iv) effect a public sale of any Collateral. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by Law or otherwise available.
SECTION 6.5.    Right of First Refusal.
(a)    Prior to the sale of any Collateral by the Administrative Agent in connection with its exercise of remedies during a Continuing Event of Default, the Administrative Agent shall notify the Pledgor and the Investment Adviser in writing of such sale (such notice, a “Sale Notice”). Upon receipt of a Sale Notice by the Investment Advisor, the ROFR Holders shall have the exclusive right to purchase such Collateral (with settlement in the form specified in Section 6.5(c)), in whole and not in part, acting individually or together with any one or more other ROFR Holders, at a purchase price equal to the sum of (i) the aggregate amount of Obligations outstanding as of the date such purchase is settled plus (ii) any additional amount needed to settle any purchases of assets to which the Borrower has committed but has not yet settled as of the date the ROFR Holders’ purchase of Collateral is settled. An ROFR Holder may exercise this right by providing written notice to the Administrative Agent (an “Election Notice”) no later than 4:00 p.m. (New York time) on the third Business Day following delivery of the Sale Notice (the “Election Notice Deadline”). If one or more ROFR Holders notifies the Administrative Agent prior to the Election Notice Deadline that it intends to exercise its rights under this Section 6.5(a), but such ROFR Holders subsequently fail to deliver payment in full for such Collateral to the Administrative Agent prior to 5:00 p.m. (New York time) on the fourth Business Day following delivery of the Sale Notice, the Administrative Agent shall settle the sales with any non-defaulting ROFR Holders and the rights of the defaulting ROFR Holders under this Section 6.5(a) with respect to all Collateral shall immediately terminate, including any right to receive a Sale Notice with respect to the sale of any other Collateral. Upon such failure and termination of rights, or if no ROFR Holder delivers an Election Notice prior to the Election Notice Deadline, the Administrative Agent may immediately exercise any remedy otherwise permissible under this Agreement or the other Loan Documents.

(b)    If the Administrative Agent receives more than one Election Notice with respect to Collateral, the Investment Adviser may determine in its sole discretion how to apportion the relevant Collateral among ROFR Holders and at any time before the date the payment is due, may reallocate among ROFR Holders. For the avoidance of doubt, if any ROFR Holder fails to deliver payment as provided in Section 6.5(a), the rights of such ROFR Holder under Section 6.5(a) shall immediately terminate.
(c)    Settlement of any purchase of Collateral under this Section 6.5 shall take the form of a sale of a participation interest in such Collateral or, if sale of a participation interest cannot reasonably be effected in accordance with the terms of the relevant Collateral, a form normal and customary for such Collateral. If settlement takes the form of a sale of a participation interest, the Administrative Agent and the relevant ROFR Holders shall cause such participation to be elevated to a sale and assignment as soon as reasonably practical. For the avoidance of doubt, the Administrative Agent shall be entitled to receipt of payment in full as provided in and on the date referenced in Section 6.5(a), irrespective of the form of settlement.
ARTICLE VII
APPLICATION OF PROCEEDS
SECTION 7.1.    Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with Section 8.03 of the Credit Agreement.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.1.    Concerning Administrative Agent.
(a)    The Administrative Agent has been appointed as Administrative Agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.
(b)    Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent or any other Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
(c)    The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
SECTION 8.2.    Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If the Pledgor shall fail to perform any covenants contained in this Agreement (including the Pledgor’s covenants to (i) pay and discharge any tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and all lawful claims which, if unpaid, would by Law become a Lien upon its property, (ii) discharge Liens or (iii) pay or perform any obligations of the Pledgor under any Collateral) or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgor in accordance with the provisions of Section 10.04 of the Credit Agreement. Neither the provisions of this Section 8.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument, in connection with the exercise of remedies under a Continuing Event of Default and consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 8.3.    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Lenders and each of their respective successors, permitted transferees and permitted assigns. No other Persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement. The Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded, avoided, declared to be fraudulent or preferential, or must otherwise be restored by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise.
SECTION 8.4.    Termination; Release. This Agreement shall terminate upon (a) the irrevocable repayment, satisfaction and discharge in full of all Obligations (other than contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made) and (b) the termination of all Aggregate Commitments. Upon termination of this Agreement, the Collateral shall be released automatically from the Lien of this Agreement. The Administrative Agent may also release, from time to time, its security interest in the relevant Collateral created hereby in accordance with the provisions of the Loan Documents. Upon such release or any sale, transfer or other disposition of Collateral or any part thereof in accordance with the provisions of the Loan Documents, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. In addition, the security interest created hereby in the relevant Collateral shall be automatically and immediately released when such Collateral is transferred out of the Collateral Account to the Pledgor in accordance with the Collateral Administration Agreement, without further action by the Administrative Agent, the Collateral Administrator, the Borrower, any Lender or any other Person.
SECTION 8.5.    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 8.6.    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.6.
SECTION 8.7.    Sufficiency of Remedies; Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Non-Recourse Obligations; No Petition. Sections 10.04(f), 10.14, 10.15 and 10.20 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 8.8.    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
SECTION 8.9.    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tiff”)shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.10.    No Credit for Payment of Taxes or Imposition. The Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.
SECTION 8.11.     No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving the Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
SECTION 8.12.     No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Lender to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Lender for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Lender be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such Contract, agreement or other document included in the Collateral hereunder. The obligations of the Pledgor contained in this Section 8.12 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.
SECTION 8.13.    Administrative Agent. It is agreed that the Administrative Agent is entering into this Agreement in its capacity as Administrative Agent under the Credit Agreement, and the provisions of Article IX of the Credit Agreement applicable to the Administrative Agent thereunder shall also apply to the Administrative Agent hereunder.

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IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
BARINGS BDC SENIOR FUNDING I, LLC,
as Pledgor
By: Barings LLC as Investment Adviser

By:	/s/ Scott E. Chappell Name: Scott E. Chappell Title: Managing Director
BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Liliana Claar Name: Liliana Claar Title: Vice President